CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the use in this Third Amendment to the Registration Statement of FMG Acquisition Corp. on Form S-4 (Registration No. 333- 150327 ) of our report dated May 1, 2008, in the audited financial statements in the consolidated financial statements of United Insurance Holdings, LC and Subsidiaries, for the years ended December 31, 2007, 2006 and 2005 and to the reference to our Firm under the caption “Experts” in the Registration Statement.

/S/ De Meo Young, McGrath

Fort Lauderdale, Florida
August 1, 2008